SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                Agritope, Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



      Delaware                                     93-0820945
---------------------                        ------------------------
(State of incorporation                           (I.R.S. Employer
    or organization)                             Identification No.)



             8505 S.W. Creekside Place
                   Beaverton, Oregon                            97008
---------------------------------------------                 ----------
(Address of principal executive offices)                      (Zip Code)







Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
    -------------------                         ------------------------------

    None                                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $.01 per share (including associated preferred stock purchase rights) (the "Common Stock")




                         Exhibit Index located on Page 3

Item 1.  Description of Registrant's Securities to be Registered

                  Registrant's Common Stock (including associated preferred stock purchase rights) is described under the caption "Description of Agritope Capital Stock" in the Information Statement/Prospectus included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 29, 1997, as amended (the "S-1 Registration Statement"), and such description is incorporated herein by reference. Such description will be included in the form of prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description to be included therein is deemed to be incorporated herein by this reference.

Item 2.  Exhibits

                  (1)      Registrant's Certificate of Incorporation

                  (2)      Registrant's Bylaws

                  (3) Certificate of Designation, Preferences and Rights of the Series A Preferred Stock

                  (4)      Registrant's Form of Common Stock Certificate

                  (5) Form of Rights Agreement between Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A the Designation of Terms of the Series B Junior Participating Preferred Stock and as Exhibit B the form of Rights Certificate, as amended

                  (6)      Form of stock purchase agreement in
                           connection with the Regulation S Sale (as such term is defined in the S-1 Registration Statement)

                  (7)      Preferred Stock Purchase Agreement
                           between Registrant and Vilmorin dated
                           December 5, 1997

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Agritope, Inc.


                                          /s/ Gilbert N. Miller
Dated: December 22, 1997.             By:-----------------------------
                                         Gilbert N. Miller
                                         Executive Vice President and
                                         Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit                                                                Page No.
-------
(1)        Registrant's Certificate
           of Incorporation                                                *

(2)        Registrant's Bylaws                                             *

(3)        Certificate of Designation, Preferences and
           Rights of the Series A Preferred Stock                          *

(4)        Registrant's Form of Common Stock
           Certificate                                                     *

(5)        Form of Rights Agreement between Registrant
           and ChaseMellon Shareholder Services, L.L.C.,
           as Rights Agent, which includes as Exhibit A
           the Designation of Terms of the Series
           B Junior Participating Preferred
           Stock and as Exhibit B the form of
           Rights Certificate, as amended                                  *

(6)        Form of stock purchase agreement in
           connection with the Regulation S Sale (as
           such term is defined in the S-1 Registration
           Statement)                                                      *

(7)        Preferred Stock Purchase Agreement
           between Registrant and Vilmorin dated
           December 5, 1997                                                *







------------------------------------
*        Incorporated by reference to Exhibits 3.1, 3.2, 3.3, 4.1,
         4.2, 4.3 and 4.4, respectively, of the S-1 Registration Statement.